                                                                      EXHIBIT 99

                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

                  Pursuant to 18 U.S.C. Sec. 1350, I, the undersigned Jeffrey D. Lewis of Malan Realty Investors, Inc (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Jeffrey D. Lewis
---------------------------
Jeffrey D. Lewis
July 31, 2002

                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

         Pursuant to 18 U.S.C. Sec. 1350, I, the undersigned Elliott J. Broderick of Malan Realty Investors, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Elliott J. Broderick
----------------------------
Elliott J. Broderick
July 31, 2002